EXHIBIT 32

CERTIFICATION

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Southern Missouri Bancorp, Inc. (the "Company") that the quarterly report of the Company on Form 10-QSB for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: May 7, 2004	/s/ Greg A. Steffens Greg A. Steffens President (Principal Executive and Financial Officer)